UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2024

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

On December 27, 2024, the Company received a notice from Mr. Vikas Desai (“Mr. Desai”), a director and the Chief Executive Officer (“CEO”) and a member of the board of directors (the “Board”) of the Company, of his decision to resign as the CEO and the Board of the Company, effectively immediately. His resignation is not the result of any dispute or disagreement with the Company, the Company’s management, or the Board on any matter relating to the Company’s operations, policies or practices.

On December 27, 2024, the Company received a notice from Mr. Merrick Friedman (“Mr. Friedman”), who served as the Chief Finance Officer (“CFO”) of the Company, of his decision to resign as the CFO of the Company, effectively immediately. His resignation is not the result of any dispute or disagreement with the Company, the Company’s management, or the Board on any matter relating to the Company’s operations, policies or practices.

On December 27, 2024, the Company received a notice from Mr. Donghyun Han (“Mr. Han”), who served as a director of the Company, of his decision to resign as a member of the Board and all committees thereof, effective immediately. His resignation is not the result of any dispute or disagreement with the Company’s management, or the Board on any matter relating to the Company’s operations, policies or practices.

On December 27, 2024, the Company received a notice from Mr. Young Cho (“Mr. Cho”), who served as a director of the Company, of his decision to resign as the Chairman of the Nominating and Corporate Governance Committee and a member of each of the Audit Committee and Compensation Committee of the Company, effective immediately. His resignation is not the result of any dispute or disagreement with the Company’s management, or the Board on any matter relating to the Company’s operations, policies or practices. The Board of the Company desire to re-designagte Mr. Cho as a director of the Company and be appointed as the CEO of the Company.

Appointment of New Directors and New Officers

On December 27, 2024, Mr. Cho was appointed as the CEO and designated a director of the Company, Mdm. Christina Favilla (“Mdm. Favilla”) was appointed as an independent director of the Company, and Mr. Niraj Javeri (“Mr. Javeri”) was appointed as an independent director of the Company (Messrs. Favilla, Javeri, collectively, the “New Directors,” and Messrs. Cho and Kwong, collectively, the “New Officers”).

Biographical information concerning the New Directors and the New Officers is provided below:

Young Cho, age 49, has a diverse background with over 27 years of banking and startup experience. Currently, Mr. Cho is Founder, CEO and a board member of Blockhouse Digital Holdings LP, an asset management firm that specializes in collateralized lending and yield generating strategies in the crypto markets. From August 2022 to January 2024, Mr. Cho served as chief financial officer of Swirlds Labs, which performs software development. Prior to Swirlds Labs, Mr. Cho was chief financial officer of Hedera Hashgraph LLC, a proof-of-stake public network powered by hashgraph consensus, where he served from April 2021 to August 2022. While at Hedera, Mr. Cho served as the chief financial officer and a member of the board of directors of Mount Rainier Acquisition Corp. (Nasdaq: RNER), a Nasdaq listed SPAC that acquired HUB Cyber Security for $1.2 billion in 2023, from February 2021 to March 2023. Prior to Hedera, Mr. Cho was chief investment officer of Abra, a digital consumer wallet where users can buy, sell, and earn rewards on their cryptocurrency holdings, from April 2020 to April 2021. Prior to Abra, Mr. Cho was chief financial officer of Celsius Network from April 2019 to January 2020 and chief financial officer of Alt Lending from January 2018 to April 2019, both companies were involved in the lending of cryptocurrencies. Prior to that, Mr. Cho held several positions in investment banks. Mr. Cho was an Executive Director at UBS Private Finance from March 2010 to May 2012, responsible for originating loans for M&A, capex, and working capital for medium sized private companies and for Ultra HNW clients. Prior to UBS, Mr. Cho was co-founder and Managing Director at Newtonian Capital, a multi-strategy hedge fund focusing on event-driven strategies based in Hong Kong. Prior to Newtonian, Mr. Cho was a Director at Citigroup Global Special Situations Group, where he invested Citigroup’s proprietary capital in the debt and equity of distressed corporates and special situation investments. Mr. Cho started his career as an analyst at Salomon Brothers Fixed Income Quantitative Research group. Mr. Cho has a BS in Electrical Engineering from Cornell, a Masters in Financial Engineering from Cornell, and a MPA in Economic Policy Management from Columbia.

Christina Favilla, age 57. is a member of our board of directors upon the consummation of this offering. Ms. Favilla is an independent board member for Priority Technology Holdings, Opportunity Financial and Citizens State Bank of Ouray Colorado, where she is a member of Audit and Compensation Committees and Chair of the Nominating and Governance Committee. As an advisor to accomplished Fintech companies, in public and private markets, focused on the financial services and payments industry, Ms. Favilla joined Ocrolus, in September 2020, one of the fastest growing Fintech companies in the U.S., blending financial documentation and machine learning. Ms. Favilla from July 2017 to September 2019 was the chief operating officer (“COO”) of Sterling National Bank and from February 2012 to June 2017, the COO of GE Capital North America, a financial segment of General Electric Company, representing $100 billion in served assets across Canada, Mexico and the United States. Ms. Favilla combined her people leadership and process disciplines and regulatory background to safely process over 3 million financial transactions each year. Ms. Favilla led a diverse team of 2,500 people across 33 locations and interacted with over 20,000 vendors. Ms. Favilla was a key member of the divestiture team at GE, leading the separation activities of the largest corporate reorganization in US market history. Prior to joining GE Capital, Ms. Favilla served as President of Bank of New Castle and President of Discover Bank, the banking arm of Discover Financial Services, offering online banking, credit card and home loan services, from 2006 through 2012. As President of Discover Bank, Ms. Favilla deployed the funding strategy to successfully launch the initial public offering of Discover Financial Services from Morgan Stanley. Ms. Favilla is a former board member of the American Bankers Association Government Relations Committee and Banking Council in Washington DC. Ms. Favilla’s community and not for profit engagements include chair of the Delaware Financial Literacy Institute, Delaware Chamber of Congress, Delaware Bankers Association and Danbury Chamber of Congress. Ms. Favilla received her Bachelor’s degree in International Studies from Marymount College and received a Master’s degree in Business Administration from Fordham University. We believe Ms. Favilla is qualified to serve on our board based on her academic and practical experience in the areas of finance, compensation, and corporate governance. We believe Ms. Favilla is qualified to serve on our board based on the breadth and depth of her business experience.

Niraj Javeri. age 43, is currently the Chief Financial Officer at Lancium Inc, an energy technology company building infrastructure and technical solutions that enable gigawatt scale data centers to be built on its campuses. He is based in San Francisco, California. Previously, Mr. Javeri was the Vice President of Strategy at Zymergen, a science and material innovation company. Between 2010 and 2019 Mr. Javeri worked for Kohlberg Kravis Roberts & Co. (“KKR”) (NYSE: KKR) in New York, Sydney, and San Francisco as part of the Special Situations team, where he sourced, diligenced, executed, and monitored investments made across a number of funds managed by KKR. Previously, Mr. Javeri was with One East Partners in London and New York, where he invested across industries in event-driven and value equities, distressed debt, and private deals. Prior to that, he worked at Goldman Sachs & Co in the Principal Investment Area where he worked on private equity investments, and at Deutsche Bank in both the Leveraged Finance and Technology investment banking groups. Mr. Javeri received a B.S. from Cornell University in Electrical and Computer Engineering, and an M.S. from Stanford University in Management Science and Engineering. We believe that Mr. Javeri’s extensive experience in senior finance, in publicly listed and private companies makes him well qualified to serve on our Board.

On December 27, 2024, each of the New Directors and New Officers entered into an indemnity agreement with the Company (the “Indemnity Agreement”), each of which is substantially similar to the indemnity agreements entered into by the other officers and directors in connection with the Company’s initial public offering. Other than the Indemnity Agreements, the New Directors and New Officers are not party to or participate in any material plan, contract or arrangement (whether or not written) of the Company. There are no family relationships between each of the New Directors, New Officers and any director or executive officer of the Company. Furthermore, the New Directors and New Officers are not party to any arrangement or understanding with any person pursuant to which they were appointed as a director or officer, nor are they party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Indemnity Agreement is not complete and is qualified in its entirety by reference to the text of the Indemnity Agreement, which is filed hereto as Exhibit 10.4 and incorporated herein by reference.

Committees of the Board of Directors of the Company

The Company has standing audit, compensation, and nominating and corporate governance committees of the board of directors of the Company.

As a result of the appointments the New Directors of the Company as described above, as of December 27, 2024, the membership of the audit, compensation, and nominating and corporate governance committees of the board of directors of the Company is as follows:

(i)	Audit Committee: Niraj Javeri (as Chairman and audit committee financial expert), Enrique Klix and Christina Favilla;

(ii)	Compensation Committee: Enrique Klix (as Chairman), Niraj Javeri and Christina Favilla; and

(iii)	Nominating and Corporate Governance Committee: Christina Favilla (as Chairman), Enrique Klix and Niraj Javeri.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: December 27, 2024	By:	/s/ Young Cho
	Name:	Young Cho
	Title:	Chief Executive Officer